UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 15, 2020

REAC GROUP, INC.
(Exact name of registrant as specified in its charter)

Florida	000-54845	59-3800845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8878 Covenant Avenue, Suite 209, Pittsburgh, PA	15237
(Address of principal executive offices)	(Zip Code)

Registrant s telephone number, including area code: (724) 656-8886

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ( 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ( 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Item 1.01 Entry into a Material Definitive Agreement

The Company entered into a securities purchase agreement (the “SPA”) dated December 20, 2019 with Actus Fund, LLC (“Actus”), a Delaware limited liability company. The SPA provides for the purchase by Actus of a senior secured convertible promissory note in the principal amount of $1,100,000 (the “Promissory Note”) and a warrant to purchase common stock issued by the Company. Effective January 15, 2020, the Company received from Actus, the proceeds of $1,100,000 and the Company provided to Actus the Promissory Note. The Promissory Note matures on December 20, 2020 and bears interest at a rate of 12% per annum.

The SPA contains customary representations and warranties, including representations from Actus regarding its status as an “accredited investor” and its investment purpose, and representations from the Company regarding its organization, authorization to enter into the transaction and ability to conduct its business, among other things.

The foregoing summary description of the terms of the Promissory Note and SPA may not contain all information that is of interest to the reader. The foregoing terms are qualified in their entirety by the actual Promissory Note and SPA, attached herein as Exhibits 4.1 and 10.1 respectively.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

4.1	Senior Secured Convertible Promissory Note in favor of Actus Fund, LLC

10.1	Share Purchase Agreement between the company and Actus Fund, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAC GROUP, INC.

/s/ Robert DeAngelis
Robert DeAngelis
President

Date: January 17, 2020